Exhibit 99.1
MERCANTILE BANCORP ANNOUNCES 2009 FINANCIAL RESULTS
•	Debt Reduction Completed, Capital Structure Strengthened

•	Successful Debt Exchange for Missouri Bank

•	Sale of Two Illinois Banks

•	Core Bank Operating Results Remain Solid
Quincy, IL, April 6, 2010 — Mercantile Bancorp, Inc. (NYSE Amex: MBR) today reported an unaudited net loss from both continuing and discontinued operations of $4.3 million or $(.49) per share for the quarter ended December 31, 2009, compared with a net loss of $6.7 million or $(0.77) per share in fourth quarter 2008.
For the year ended December 31, 2009, the Company reported a net loss from both continuing and discontinued operations of $58.5 million or $(6.72) per share compared with a net loss of $8.8 million or $(1.01) per share in 2008. A significant portion of the 2009 net loss was attributable to non-cash expenses, including a $44.6 million goodwill impairment loss, $2.9 million in write-downs of foreclosed assets and $3.4 million in other-than-temporary impairments related to equity investments.
In 2009, the Company’s continuing operations reported net interest income of $21.2 million compared with $21.8 million in 2008. Provision for loan losses decreased to $22.1 million in 2009 from $23.2 million the previous year. Total noninterest income in 2009 was $7.8 million compared with $9.2 million in 2008. Total noninterest expense in 2009 increased to $71.5 million, compared with $38.6 million in 2008, primarily due to a $30.4 million goodwill impairment charge, and FDIC insurance premiums that included a one-time special assessment escalating to $2.8 million in 2009 versus $0.8 million in 2008, and expenses related to the Company’s recapitalization activities.
The Company’s net loss from discontinued operations was $8.0 million in 2009 compared to net income of $7.8 million in 2008. Included in the net loss from discontinued operations in 2009 was a goodwill impairment charge of $14.0 million related to the Company’s acquisition of HNB National Bank in 2007 and subsequent disposition in 2009.
Total assets at December 31, 2009, were $1.4 billion compared with $1.8 billion at year-end 2008 while total loans, net of allowance for loan losses, were $757.1 million at year-end 2009 compared with $1.3 billion at year-end 2008. Total deposits at December 31, 2009 were $954.5 million compared with $1.5 billion at December 31, 2008.
As previously disclosed, in December 2009 the Company completed the exchange of one of its wholly-owned subsidiary banks, HNB National Bank, located in Hannibal, Missouri for the retirement of $28 million in debt. In November 2009, the Company had reached agreement to sell two of its Illinois subsidiaries, Marine Bank & Trust and Brown County State Bank, in a transaction for cash that closed in February 2010. Part of the proceeds from this sale was used to repay an additional $16 million in debt.
Because of the exchange and sale of these subsidiary banks, the Company’s consolidated balance sheet as of December 31, 2009, excludes HNB National Bank. The assets and liabilities of Marine

Bank & Trust and Brown County State Bank are included in the December 31, 2009 balance sheet, but are reflected as “Discontinued operations, assets held for sale” and “Discontinued operations, liabilities held for sale.” The consolidated statement of operations for 2009, as well as the restated statement of operations for 2008, reflects the income and expenses of all three banks as “Income (loss) from discontinued operations.”
For the quarter ended December 31, 2009, the Company reported net interest income from continuing operations of $5.5 million compared with $4.9 million in fourth quarter 2008. Provision for loan losses decreased to $4.4 million in fourth quarter 2009 from $8.6 million in the same period a year ago. Total noninterest income in fourth quarter 2009 was $1.8 million compared with $1.7 million in fourth quarter 2008.
“We have emerged in 2010 smaller and with a new mission,” said Ted T. Awerkamp, President and CEO. “We took a number of meaningful actions in 2009 to bolster the Company’s capital position and provide the foundation needed to pursue future opportunities. That said, however, we will implement additional changes in 2010 to reduce our cost structure. Aggressive plans have been developed and will be executed as the year unfolds to address our new size and a new direction this industry is taking. We have achieved much through a difficult stretch, but there is still work to do and it will be done in 2010.
“Our ongoing subsidiary institutions, Mercantile Bank, Heartland Bank and Royal Palm Bank, exceed regulatory standards for being well capitalized. Mercantile Bank recorded continuing stable operational performance. Heartland and Royal Palm both faced numerous difficulties in 2009, but have made excellent progress in stabilizing their loan portfolios and are positioning themselves for recovery.”
Awerkamp continued: “We believe the Company’s fourth quarter 2009 performance from continuing operations provides some valuable insights about our potential for the future. Net interest income increased, and the reduction in long-term debt will be a further benefit in that area. We also saw a significant decline in the provision for loan losses as we have worked diligently to address asset-quality issues. Increased fiduciary activities reflect an improving stock market and we also demonstrated sound operational controls in our expense items.
“Operational performance at our core Mercantile Bank franchise was on-plan as it recorded growth in a number of areas and experienced minimal issues related to problem loans. Royal Palm Bank, which we were able to recapitalize following our successful multi-step recapitalization and debt reduction plan at the holding company, is moving forward with its recovery, although slower than anyone would like. The Southwestern Florida economy remains one of nation’s most challenged areas because of its dependence on real estate and a backlogged court system.
“Heartland Bank in Leawood, Kansas has worked through many loan-related issues. We are confident in that bank’s prospects as the Kansas City area economy recovers. With the recapitalization of the holding company, including significant debt reduction, we’re confident in our ability to provide strong and stable support for our subsidiary banks.”
Awerkamp noted the management team at Heartland Bank, working closely with Mercantile Bancorp management, generated consecutive quarter improvements in net interest margin in 2009. Mercantile has a 56% controlling interest in Heartland’s parent corporation, Mid-America Bancorp, Inc. Awerkamp explained that Heartland has been aggressive in reserving for potential losses and in working to liquidate their problem assets. In 2009 the Company’s net loss related to its interest in Mid-America declined to $2.3 million compared with $4.1 million in 2008.

Outlook
Awerkamp concluded, “The deliberate and decisive actions taken have contracted the Company, but soundly position it to go forward with reduced debt, a solid capital footing and sound management teams. We retain considerable future upside in our Illinois, Indiana, Missouri, Kansas and Florida markets, particularly as the economy strengthens. Expense contraction and organizational streamlining to fit our new size will be achieved from the top down. We remain an institution with considerable earnings power.
“Our core markets have delivered solid returns for Mercantile Bancorp and our shareholders for many years. Despite low visibility for the economy and banking industry, we continue serving our customers and shareholders well, and maintaining our banks and Company as pillars of strength in the communities we diligently serve. We have taken corrective steps to get through the worst of the current times; we now will take steps to adapt to our new size and changing industry dynamics.”
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of one bank in Illinois and one each in Kansas and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The Company also operates a Mercantile Bank branch office in Indiana. In addition, the Company has minority investments in eight community banks in Missouri, Georgia, Florida, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.
Forward-Looking Statements
This press release may contain “forward-looking statements” which reflect the Company’s current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, and Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, as on file with the Securities and Exchange Commission, and include, among other factors, the following: general business and economic conditions on both a regional and national level; fluctuations in real estate values; the level and volatility of the capital markets, interest rates, and other market indices; changes in consumer and investor confidence in, and the related impact on, financial markets and institutions; estimates of fair value of certain Company assets and liabilities; federal and state legislative and regulatory actions; various monetary and fiscal policies and governmental regulations; changes in accounting standards, rules and interpretations and their impact on the Company’s financial statements. The words “believe,” “expect,” “anticipate,”

“project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
FINANCIAL TABLES FOLLOW

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008
	(In Thousands)
	(Unaudited)
ASSETS

Cash and cash equivalents	$121,267	$89,821
Securities	130,484	194,097
Loans held for sale	681	4,366
Loans, net of allowance for loan losses	757,138	1,315,907
Premises and equipment	25,670	40,616
Interest receivable	3,962	10,240
Cash surrender value of life insurance	15,011	25,278
Goodwill	—	44,653
Other	50,277	50,005
Discontinued operations, assets held for sale	285,992	—

Total assets	$1,390,482	$1,774,983

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$954,524	$1,462,276
Short-term borrowings	30,740	49,227
Long-term debt	25,172	146,519
Interest payable	4,114	4,280
Other	4,827	7,989
Discontinued operations, liabilities held for sale	264,044	—

Total liabilities	1,334,279	1,670,291

Total Mercantile Bancorp, Inc. stockholders’ equity	41,302	98,957

Noncontrolling Interest	3,901	5,735

Total equity	45,203	104,692

Total liabilities and equity	$1,390,482	$1,774,983

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,	December 31,
	2009	2008 (restated)
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$44,744	$52,357
Securities:
Taxable	4,346	4,551
Tax exempt	944	1,149
Other	283	849

Total interest income	50,317	58,906

Interest Expense:
Deposits	21,766	30,039
Short-term borrowings	2,475	797
Long-term debt	4,860	6,316

Total interest expense	29,101	37,152

Net Interest Income	21,216	21,754

Provision for Loan Losses	22,083	23,176

Net Interest Income After Provision for Loan Losses	(867)	(1,422)

Noninterest Income:
Fiduciary activities	2,224	2,238
Brokerage fees	1,082	1,412
Customer service fees	1,636	1,882
Other service charges and fees	494	501
Net gains (losses) on sales of assets	(60)	373
Net gains on loan sales	1,211	694
Net gains on sales of available-for-sale securities	—	942
Other	1,204	1,115

Total noninterest income	7,791	9,157

Noninterest Expense:
Salaries and employee benefits	17,561	18,020
Net occupancy expense	2,374	2,491
Equipment expense	2,371	2,608
Deposit insurance premium	2,834	818
Professional fees	3,593	2,077
Postage and supplies	600	698
Losses on foreclosed assets	2,867	1,040
Other than temporary losses on available-for-sale and cost method investments	3,426	5,270
Goodwill Impairment Loss	30,388	—
Other	5,469	5,552

Total noninterest expense	71,483	38,574

Income (Loss) from Continuing Operations Before Income Taxes	(64,559)	(30,839)
Income Tax Benefit	(12,137)	(10,869)

Income (Loss) from Continuing Operations	(52,422)	(19,970)
Income (Loss) from Discontinued Operations	(7,958)	7,828
Less: Net Income (Loss) attributable to Noncontrolling Interest	(1,833)	(3,321)

Net Income (Loss) attributable to Mercantile Bancorp, Inc.	$(58,547)	$(8,821)

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,	December 31,
	2009	2008 (restated)
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$10,827	$12,726
Securities:
Taxable	1,012	699
Tax exempt	230	266
Other	100	148

Total interest income	12,169	13,839

Interest Expense:
Deposits	4,767	7,254
Short-term borrowings	691	207
Long-term debt	1,252	1,514

Total interest expense	6,710	8,975

Net Interest Income	5,459	4,864

Provision for Loan Losses	4,439	8,594

Net Interest Income After Provision for Loan Losses	1,020	(3,730)

Noninterest Income:
Fiduciary activities	519	400
Brokerage fees	340	328
Customer service fees	416	474
Other service charges and fees	112	119
Net (gains) losses on sale of assets	(42)	3
Net gains on loan sales	165	111
Net gains on sales of available-for-sale securities	—	(1)
Other	299	257

Total noninterest income	1,809	1,691

Noninterest Expense:
Salaries and employee benefits	4,327	4,133
Net occupancy expense	716	716
Equipment expense	443	624
Deposit insurance premium	575	232
Professional fees	1,383	668
Postage and supplies	135	129
Net gains (losses) on foreclosed assets	800	63
Other than temporary losses on available-for-sale and cost method investments	188	3,750
Goodwill Impairment Loss	—	—
Other	1,308	1,737

Total noninterest expense	9,875	12,052
Income (Loss) Before Income Taxes and Noncontrolling Interest	(7,046)	(14,091)
Income Tax Benefit	(2,165)	(3,969)

Income (Loss) from Continuing Operations	(4,881)	(10,122)
Income (Loss) from Discontinued Operations	197	2,142
Less: Net Income (Loss) attributable to Noncontrolling Interest	(418)	(1,267)

Net Income (Loss) attributable to Mercantile Bancorp, Inc.	$(4,266)	$(6,713)

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Twelve Months Ended
	December 31,	December 31,
	2009	2008 (restated)
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share from continuing operations	$(5.81)	$(1.85)
Basic Earnings Per Share from discontinued operations	$(0.91)	$(0.84)
Weighted average shares outstanding	8,703,330	8,705,452
Cash dividends paid per share	N/A	$.24
Book value per share	$4.75	$11.37
Tangible book value per share (1)	$4.62	$5.78
Ending number of common shares outstanding	8,703,330	8,703,330

AVERAGE BALANCES
Assets	$1,729,886	$1,696,770
Securities	$125,449	$130,140
Loans (2)	$830,740	$814,613
Earning assets	$1,053,810	$989,102
Deposits	$952,593	$907,146
Interest bearing liabilities	$1,007,700	$976,790
Stockholders’ equity	$73,937	$105,006

END OF PERIOD FINANCIAL DATA
Net interest income (3)	$21,216	$21,754
Loans (2)	$776,670	$1,343,740
Allowance for loan losses	$18,851	$23,467

PERFORMANCE RATIOS
Return on average assets	(4.43%)	(1.46%)
Return on average equity	(68.42%)	(15.38%)
Net interest margin	2.01%	2.20%
Interest spread	1.88%	2.16%
Efficiency ratio (3)	246%	125%
Allowance for loan losses to loans (2)	2.43%	1.75%
Allowance as a percentage of non-performing loans	37%	62%
Average loan to deposit ratio	87%	90%
Dividend payout ratio	N/A	N/A

ASSET QUALITY
Net charge-offs	$22,271	$13,172
Non-performing loans	$50,820	$38,011
Other non-performing assets	$16,409	$10,015

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans

(3)	2008 column restated for discontinued operations and assets/liabilities transferred to Held-for-Sale
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MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31,	December 31,
	2009	2008
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share from continuing operations	$(0.51)	$(0.96)
Basic Earnings Per Share from discontinued operations	$0.02	$0.19
Weighted average shares outstanding	8,703,330	8,703,330
Cash dividends paid per share	N/A	$.06
Book value per share	$4.75	$11.37
Tangible book value per share (1)	$4.62	$5.78
Ending number of common shares outstanding	8,703,330	8,703,330

AVERAGE BALANCES
Assets	$1,666,385	$1,762,897
Securities	$123,201	$125,233
Loans (2)	$800,803	$835,186
Earning assets	$1,046,027	$1,025,187
Deposits	$964,269	$971,184
Interest bearing liabilities	$995,350	$1,033,065
Stockholders’ equity	$49,781	$102,609

END OF PERIOD FINANCIAL DATA
Net interest income (3)	$5,459	$4,864
Loans (2)	$776,670	$1,343,740
Allowance for loan losses	$18,851	$23,467

PERFORMANCE RATIOS
Return on average assets	(1.01%)	(1.51%)
Return on average equity	(34.00%)	(26.37%)
Net interest margin	2.09%	1.90%
Interest spread	1.96%	1.92%
Efficiency ratio (3)	135%	184%
Allowance for loan losses to loans (2)	2.43%	1.75%
Allowance as a percentage of non-performing loans	37%	62%
Average loan to deposit ratio	83%	86%
Dividend payout ratio	N/A	N/A

ASSET QUALITY
Net charge-offs	$8,148	$8,209
Non-performing loans	$50,820	$38,011
Other non-performing assets	$16,409	$10,015

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans

(3)	2008 column restated for discontinued operations and assets/liabilities transferred to Held-for-Sale
# # #